Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 1999 relating to the financial statements and financial statement schedules, which appears in Westwood One, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP


Century City, California
September 20, 1999